================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 21, 2000

                           COMMISSION FILE NO. 1-10403

                              TEPPCO PARTNERS, L.P.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                                76-0291058
(STATE OF INCORPORATION                                      (I.R.S. EMPLOYER
    OR ORGANIZATION)                                      IDENTIFICATION NUMBER)

                               2929 ALLEN PARKWAY
                                  P.O. BOX 2521
                            HOUSTON, TEXAS 77252-2521
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (713) 759-3636
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On July 21, 2000, Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P. (the "Partnership") announced the completion of its acquisition of certain assets of ARCO Pipe Line Company ("ARCO"), a wholly owned subsidiary of Atlantic Richfield Company, for $318.5 million. The purchase included ARCO's 50-percent ownership interest in Seaway Crude Pipeline Company's ("Seaway") 500-mile, 30-inch diameter pipeline that carries mostly imported crude oil from a marine terminal at Freeport, Texas, to Cushing, Oklahoma. The line has a capacity of 350,000 barrels per day. The Partnership assumed ARCO's role as operator of Seaway. The Company also acquired: (i) ARCO's crude oil terminal facilities in Cushing and Midland, Texas, including the line transfer and pumpover business at each location; (ii) an undivided ownership interest in both the Rancho Pipeline, a 400-mile, 24-inch diameter, crude oil pipeline from West Texas to Houston, and the Basin Pipeline, a 416-mile, crude oil pipeline running from Jal, New Mexico, through Midland to Cushing, both of which are operated by another joint owner; and (iii) the receipt and delivery pipelines known as the West Texas Trunk System, which is located around the Midland terminal. The transaction will be accounted for under the purchase method for accounting purposes.

         The acquisition was financed through a term loan and a revolving credit facility. SunTrust Bank is the administrative agent of the credit agreements. The term loan has an eighteen month maturity and the revolving facility has a three year maturity. The interest rate for the credit agreements is based on the Partnership's option of either SunTrust Bank's prime rate, the federal funds rate or the LIBOR rate in effect at the time of the borrowings and is adjusted monthly, bimonthly, quarterly or semi-annually. The credit agreements contain restrictive financial covenants that require the Partnership to maintain a minimum level of partners' capital as well as debt-to-earnings, interest coverage and capital expenditure coverage ratios.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TEPPCO Partners, L.P.
                                   (Registrant)

                              By: Texas Eastern Products Pipeline Company, LLC, General Partner


                                         /s/ CHARLES H. LEONARD
                              ---------------------------------------------
                                           Charles H. Leonard
                              Sr. Vice President, Chief Financial Office
                                             and Treasurer


Date: October 3, 2000

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Businesses Acquired:

ARCO Pipe Line Company's APL Business (as defined in the
  Amended and Restated Purchase Agreement with Texas
  Eastern Products Pipeline Company, LLC):
     Report of Independent Accountants                                         4
     Combined Balance Sheet as of June 30, 2000 (unaudited),
       December 31, 1999 and 1998                                              5
     Combined Statement of Operations and Owner's Net
       Investment for the Six Months Ended June 30, 2000 (unaudited)
       and 1999 (unaudited) and for the Years Ended December 31,
       1999 and 1998                                                           6
     Combined Statement of Cash Flows for the Six Months Ended
       June 30, 2000 (unaudited) and 1999 (unaudited) and for the
       Years Ended December 31, 1999 and 1998                                  7
     Notes to Combined Financial Statements                                    8

  Seaway Crude Pipeline Company:
     Report of Independent Accountants                                        18
     Balance Sheet as of June 30, 2000 (unaudited),
       December 31, 1999 and 1998                                             19
     Statement of Operations for the Six Months Ended June 30, 2000
       (unaudited) and 1999 (unaudited) and for the Years Ended
       December 31, 1999 and 1998                                             20
     Statement of Partners' Equity for the Six Months Ended
       June 30, 2000 (unaudited) and 1999 (unaudited) and for the
       Years Ended December 31, 1999 and 1998                                 21
     Statement of Cash Flows for the Six Months Ended June 30, 2000
       (unaudited) and 1999 (unaudited) and for the Years Ended
       December 31, 1999 and 1998                                             22
     Notes to Financial Statements                                            23

         (b) Pro Forma Financial Information:

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2000.     31

Unaudited Pro Forma Condensed Combined Statement of Income for the year
     ended December 31, 1999.                                                 32

Unaudited Pro Forma Condensed Combined Statement of Income for the six
     months ended June 30, 2000.                                              33

Notes to Unaudited Pro Forma Condensed Combined Financial Statements.         34

         (c) Exhibits:

                NONE.

Item 7.    Financial Statements and Exhibits

       (a) Financial Statements of Businesses Acquired:


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
ARCO Pipe Line Company

In our opinion, the accompanying combined balance sheet and the related combined statements of operations and owner's net investment and of cash flows present fairly, in all material respects, the financial position of ARCO Pipe Line Company's APL Business (as defined in the Amended and Restated Purchase Agreement with Texas Eastern Products Pipeline Company, LLC) at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP

Houston, Texas
September 25, 2000

ARCO PIPE LINE COMPANY'S APL BUSINESS
COMBINED BALANCE SHEET
--------------------------------------------------------------------------------

(in thousands)                                                                     DECEMBER 31,
                                                             JUNE 30,     -----------------------------
                                                              2000             1999             1998
                                                          (UNAUDITED)
                              ASSETS

Current assets:
    Accounts receivable                                  $      3,374     $      4,697     $      5,258
    Accounts receivable - affiliates                              143              262              120
    Inventory                                                   2,512              645               --
    Other current assets                                        1,651            1,830            1,847
                                                         ------------     ------------     ------------
        Total current assets                                    7,680            7,434            7,225
Property and equipment, net                                    51,582           52,454           51,686
Investment in Seaway Crude Pipeline Company                   246,656          244,373          245,293
                                                         ------------     ------------     ------------

        Total assets                                     $    305,918     $    304,261     $    304,204
                                                         ============     ============     ============

              LIABILITIES AND OWNER'S NET INVESTMENT

Current liabilities:
    Accounts payable - trade                             $        124     $         44     $        341
    Income taxes payable                                       14,581            9,901           11,844
    Accrued payroll and related costs                           1,803            3,349            1,847
    Payable to equity investees                                 3,486            2,337            2,540
    Other current liabilities                                   1,995            2,394            4,047
                                                         ------------     ------------     ------------
        Total current liabilities                              21,989           18,025           20,619
Deferred income taxes                                          36,398           35,699           33,993
Long-term liabilities                                             250              250              538
Commitments and contingencies                                      --               --               --
                                                         ------------     ------------     ------------
        Total liabilities                                      58,637           53,974           55,150
Owner's net investment                                        247,281          250,287          249,054
                                                         ------------     ------------     ------------

        Total liabilities and Owner's net investment     $    305,918     $    304,261     $    304,204
                                                         ============     ============     ============


          The accompanying notes are an integral part of these combined financial statements.

ARCO PIPE LINE COMPANY'S APL BUSINESS
COMBINED STATEMENT OF OPERATIONS AND OWNER'S NET INVESTMENT
--------------------------------------------------------------------------------


(in thousands)                                   SIX MONTHS ENDED                   YEAR ENDED
                                                     JUNE 30,                      DECEMBER 31,
                                           --------------------------      --------------------------
                                               2000            1999            1999            1998
                                           (UNAUDITED)     (UNAUDITED)
Revenues:
    Transportation revenue - crude oil     $    9,407      $   10,757      $   22,527      $   21,298
    Pipeline services                           5,148           5,164          10,656          11,135
    Equity in earnings of Seaway
      Crude Pipeline Company                   10,884          13,096          25,195          21,250
    Interest and other income                     168             225             803             438
                                           ----------      ----------      ----------      ----------
        Total revenues                         25,607          29,242          59,181          54,121
                                           ----------      ----------      ----------      ----------
Costs and expenses:
    Operations and maintenance                  4,499           7,091          14,774          12,669
    Depreciation and amortization               2,057           2,099           4,155           3,981
    General and administrative                  3,873           4,550           7,915           4,187
    Other                                         575             497             935             889
                                           ----------      ----------      ----------      ----------
        Total costs and expenses               11,004          14,237          27,779          21,726
                                           ----------      ----------      ----------      ----------
Income before income taxes                     14,603          15,005          31,402          32,395
Income tax provision                            5,379           5,557          11,607          11,969
                                           ----------      ----------      ----------      ----------

Net income                                 $    9,224      $    9,448      $   19,795      $   20,426
                                           ==========      ==========      ==========      ==========

Owner's net investment:
    Balance at beginning of period         $  250,287      $  249,054      $  249,054      $  254,714
    Net income                                  9,224           9,448          19,795          20,426
    Cash distributions to Owner               (12,230)        (16,183)        (18,562)        (26,086)
                                           ----------      ----------      ----------      ----------

    Balance at end of period               $  247,281      $  242,319      $  250,287      $  249,054
                                           ==========      ==========      ==========      ==========

          The accompanying notes are an integral part of these combined financial statements.

ARCO PIPE LINE COMPANY'S APL BUSINESS
COMBINED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

(in thousands)                                                SIX MONTHS ENDED                 YEAR ENDED
                                                                   JUNE 30,                    DECEMBER 31,
                                                         --------------------------      --------------------------
                                                             2000            1999            1999            1998
                                                         (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:-
    Net income                                           $    9,224      $    9,448      $   19,795      $   20,426
    Adjustments to reconcile net income to cash
      provided by operating activities:
      Depreciation and amortization                           2,057           2,099           4,155           3,981
      Equity in earnings of Seaway Crude
        Pipeline Company                                    (10,884)        (13,096)        (25,195)        (21,250)
      Distributions received from Seaway Crude
        Pipeline Company                                      7,618          13,271          24,149          20,151
      Deferred income taxes                                     699             614           1,706             125
      Other, net                                                 --            (288)           (288)             --
      (Increase) decrease in working capital:
        Accounts receivable                                   1,323             876             561          (2,435)
        Accounts receivable - affiliates                        119              38            (142)             43
        Inventory                                            (1,867)                           (645)          1,920
        Other current assets                                    179             112              17          (1,053)
        Accounts payable - trade                                 80            (174)           (297)            (48)
        Income taxes payable                                  4,680           4,943          (1,943)          3,898
        Accrued payroll and related costs                    (1,546)            244           1,502              85
        Payable to equity investees                           1,149             276            (203)          2,438
        Other current liabilities                              (399)         (2,200)         (1,653)            587
                                                         ----------      ----------      ----------      ----------
           Net cash provided by operating activities         12,432          16,163          21,519          28,868
                                                         ----------      ----------      ----------      ----------
Cash flows from investing activities:
    Capital expenditures                                       (313)           (104)         (3,015)         (2,782)
    Proceeds from asset disposals                               111             124              58              --
                                                         ----------      ----------      ----------      ----------
           Net cash provided by (used in)
              investing activities                             (202)             20          (2,957)         (2,782)
                                                         ----------      ----------      ----------      ----------
Cash used in financing activities - cash
  distributions to Owner                                    (12,230)        (16,183)        (18,562)        (26,086)
                                                         ----------      ----------      ----------      ----------
Net increase in cash and cash equivalents                        --              --              --              --
Balance at beginning of year                                     --              --              --              --
                                                         ----------      ----------      ----------      ----------

Balance at end of year                                   $       --      $       --      $       --      $       --
                                                         ==========      ==========      ==========      ==========

Income taxes deemed paid                                 $       --      $       --      $   11,844      $    7,900

          The accompanying notes are an integral part of these combined financial statements.

ARCO PIPE LINE COMPANY'S APL BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

1.       BASIS OF PRESENTATION

         ARCO Pipe Line Company ("APL"), a wholly-owned subsidiary of Atlantic Richfield Company ("ARCO" or "Owner"), is engaged in the transportation of crude oil, refined products and petrochemicals. On March 16, 2000, ARCO entered into a definitive agreement (the "TEPPCO Agreement") to sell the stock of APL to Texas Eastern Products Pipeline Company, the general partner of TEPPCO Partners, L.P., for $355 million. On April 18, 2000, BP/Amoco acquired ARCO in a merger transaction. On May 16, 2000, the TEPPCO Agreement was amended and the purchase price was reduced to $318.5 million. On July 20, 2000, the sale to Texas Eastern Products Pipeline Company, LLC was closed. Certain assets of APL, consisting principally of (1) the petrochemical assets, (2) APL's interest in Pacific Pipe Line Company, (3) APL's undivided interest in the Cushing-Chicago Pipeline, (4) offshore assets, (5) all West Coast assets, (6) the Aneth gathering system, (7) APL's investment in Seaway Products Pipeline Company, (8) Cuyama Pipeline and (9) Casitas Pipeline were retained by ARCO and were transferred out of the APL legal entity prior to the sale. The assets remaining in APL primarily consist of (1) APL's investment in Seaway Crude Pipeline Company, (2) crude oil and terminal facilities in Cushing, Oklahoma and Midland, Texas, (3) APL's undivided interests in the Rancho Pipeline and the Basin Pipeline, (4) the pipeline services business and (5) the West Texas crude oil system, and are referred to herein as ARCO Pipe Line Company's APL Business (as defined in the Amended and Restated Purchase Agreement with Texas Eastern Products Pipeline Company, LLC). The accompanying Combined Financial Statements present, in conformity with accounting principles generally accepted in the United States of America, the combined assets, liabilities, revenues and expenses related to the historical operations of ARCO Pipe Line Company's APL Business (as defined in the Amended and Restated Purchase Agreement with Texas Eastern Products Pipeline Company, LLC) (the "Carve-Out Company").

         The accompanying Combined Financial Statements are presented on a carve-out basis and include the historical operations applicable to the defined Carve-Out Company. Accordingly, ARCO's net investment in the Carve-Out Company (Owner's net investment) is shown in lieu of stockholder's equity in the Combined Financial Statements. The Combined Financial Statements included herein have been prepared from APL's historical accounting records. Net cash distributions to Owner include funds transferred between the Carve-Out Company and ARCO for operating needs.

         The Combined Statement of Operations and Owner's Net Investment includes all revenues and costs directly attributable to the Carve-out Company including costs for certain functions and services performed by centralized ARCO organizations and directly charged or allocated to the Carve-Out Company based on usage.

ARCO PIPE LINE COMPANY'S APL BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

         Throughout the period covered by the Combined Financial Statements, ARCO provided cash management services to the Carve-Out Company through centralized treasury systems. As a result, all charges and cost allocations for facilities, functions and services performed by ARCO for the Carve-Out Company (Note 3) are deemed to have been paid by the Carve-Out Company to ARCO, in cash, during the period in which the cost was recorded in the Combined Financial Statements. Allocations of current income taxes receivable or payable are deemed remitted, in cash, by or to ARCO in the year subsequent to that in which the related income taxes were recorded.

         All of the allocations and estimates in the Combined Financial Statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Carve-Out Company had been operated as a separate entity.

2.       ACCOUNTING POLICIES

         BASIS OF COMBINATION

         The Combined Financial Statements include the accounts of the Carve-Out Company (as defined). Intercompany accounts and transactions within the Carve-Out Company are eliminated. The equity method is used to account for investments in which the Carve-Out Company exerts significant influence. The pro rata consolidation method is used to account for investments in which the Carve-Out Company owns an undivided interest in each asset and is severally liable for indebtedness it incurs in connection with its interest in the investment's assets.

         UNAUDITED INTERIM INFORMATION

         The accompanying unaudited combined financial information has been prepared by the Carve-Out Company in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the rules and regulations of the Securities and Exchange Commission. The unaudited information furnished reflects all adjustments, all of which were of a normal recurring nature, which are, in the opinion of the Carve-Out Company, necessary for a fair presentation of the results for the interim periods presented. Operating results for the six-month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

         REVENUE RECOGNITION

         Revenue from pipeline transportation of crude oil is recognized upon delivery of the crude oil from the pipeline system to the customer.

         Revenue from the Carve-Out Company's pipeline services business, which provides documentation and other services relating to customers' trading activity, is recognized in the period in which the service is provided.

         ACCOUNTS RECEIVABLE

         The Carve-Out Company's customers consist of companies in the petroleum industry. The Carve-Out Company performs ongoing credit evaluations of its customers and generally does not require material collateral. At June 30, 2000, December 31, 1999 and 1998, the balance in the allowance for doubtful accounts was $0.

ARCO PIPE LINE COMPANY'S APL BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

         OIL MOVEMENTS

         Adjustments for overages and shortages of crude oil are charged to income or expense at the time of the overage or shortage using a flat rate per barrel cost which approximates the average market value of crude contained within the pipeline systems.

         INVENTORIES

         Inventories of materials and supplies are carried at the lower of cost or current market value. Cost is determined using the weighted-average method. Inventories of materials and supplies are included in "Other current assets" on the Combined Balance Sheet.

         Inventories of crude oil are carried at the lower of cost or current market value and determined under the first-in, first-out method.

         PROPERTY AND EQUIPMENT

         Property and equipment is carried at historical cost, less accumulated depreciation. Additions and improvements that expand the productive capacity or extend the useful life of the assets are capitalized. Expenditures for maintenance and repairs are expensed as incurred. Property and equipment consists primarily of crude oil pipeline facilities which include the cost of land, rights-of-way, pipe, pump stations, equipment, material, labor and overhead.

         When FERC-regulated property and equipment is retired due to abandonment or replacement, the original cost, plus the cost of retirement, less salvage, is charged to accumulated depreciation. No gain or loss is recognized unless an entire operating unit, as defined by the FERC, has been retired. When nonregulated properties are retired due to abandonment or replacement, the original cost, plus retirement cost, less accumulated depreciation and salvage is charged as a gain or loss in income.

         Depreciation is calculated for FERC-regulated assets using the composite method which generally results in assets being depreciated over their estimated economic useful lives. Assets with similar economic characteristics are grouped. The depreciation rate specifically approved by the FERC is applied to the gross investment for the group until net book value of the group is equal to salvage value. For non-FERC-regulated assets, depreciation is calculated using the straight-line method over the estimated economic useful lives of the assets.

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Carve-Out Company accounts for impairment of long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

ARCO PIPE LINE COMPANY'S APL BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

         SFAS No. 121 requires recognition of impairment losses on long-lived assets in the event facts and circumstances indicate that the carrying amount of such assets may not be recoverable and an estimate of undiscounted future cash flows is less than the carrying amount of such assets. Impairment is recorded as the difference between the fair market value and the carrying value of the assets.

         INCOME TAXES

         The Carve-Out Company is included with ARCO and its domestic subsidiaries in a consolidated United States federal income tax return. There is no contractual tax-sharing agreement between the Carve-Out Company and ARCO. For financial statement purposes, federal income taxes of the Carve-Out Company are recorded at statutory rates, less allowable credits. State tax expense is computed using an allocation of ARCO's effective tax rate for unitary filings.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Carve-Out Company's financial instruments consist of accounts receivable and accounts payable. The carrying amounts of these items approximate fair value because of their short-term maturities.

         ENVIRONMENTAL REMEDIATION

         Environmental remediation costs are accrued as operating expenses based on the estimated timing and extent of remedial actions required by applicable governmental authorities and the amount of the Carve-Out Company's liability in consideration of the liability and financial wherewithal of other responsible parties. Estimated liabilities are not discounted to present value. The environmental remediation accrual was not material at June 30, 2000, December 31, 1999 or 1998. As a condition to the sale of the Carve-Out Company to Texas Eastern Products Pipeline Company, LLC, ARCO will retain all environmental liabilities related to the Carve-Out Company.

         EARNINGS PER SHARE

         Earnings per share information is not provided because it is not a meaningful presentation for the intended purpose of the financial statements.

         ESTIMATES, RISKS AND UNCERTAINTIES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

ARCO PIPE LINE COMPANY'S APL BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

         In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value will be recorded each period in either current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and if so, the type of hedge transaction. SFAS 133, as amended by SFAS 137 and SFAS 138, is effective for fiscal years beginning after June 15, 2000. Management does not believe that adoption of SFAS 133 will have a significant effect on the Carve-Out Company's financial position, results of operations or cash flows.

3.       RELATED PARTY TRANSACTIONS

         The Carve-Out Company engages in certain transactions with related parties, primarily with companies within ARCO. Such transactions are in the ordinary course of business and include operating, administrative, marketing and various services which are reflected in operating expenses in the accompanying Combined Statement of Operations and Owner's Net Investment. Related parties can be shippers which utilize the pipelines and pay posted tariffs or negotiate separate contracts for leased capacity. Revenues totaling approximately $1,227 and $1,988 were earned from related parties during the years ended December 31, 1999 and 1998, respectively.

         The Carve-Out Company has various business transactions with ARCO and other ARCO companies, involving general corporate services (such as cash management, legal, marketing and other financial services) provided by ARCO and other ARCO companies on behalf of the Carve-Out Company. The costs of services have been directly charged to, or allocated between, the Carve-Out Company and other divisions of ARCO using methods which management believes are reasonable. These methods included dedicated asset assignment and proportionate corporate formulas using assets, revenues and employees. Such charges and allocations are not necessarily indicative of amounts that would have been incurred had the Carve-Out Company operated as a separate entity.

ARCO PIPE LINE COMPANY'S APL BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

4.       OTHER CURRENT ASSETS

         Other current assets at December 31, 1999 and 1998 consisted of the following:

                                                     1999           1998

Advances to operators                             $    1,386     $    1,372
Materials and supplies inventory                         439            405
Other                                                      5             70
                                                  ----------     ----------

        Total                                     $    1,830     $    1,847
                                                  ==========     ==========

5.       INVESTMENT IN SEAWAY CRUDE PIPELINE COMPANY

         Pursuant to the Original Agreement of General Partnership of Seaway Pipeline Company (the "Original Partnership Agreement"), the Carve-Out Company contributed and transferred the beneficial interest in certain pipeline and related assets and properties with a net historical cost of approximately $132,000 in exchange for a 50% interest in Seaway Pipeline Company (the "Partnership") (100 Class A Units).

         The Original Partnership Agreement provided for varying participation ratios throughout the life of the Partnership. The Carve-Out Company incurred 80% of the total Partnership capital expenditures during the period from March 31, 1995 to May 13, 1996 (the "Commencement Date") (Pre-Phase I). From the period beginning on the Commencement Date and ending on the sixth anniversary of the Commencement Date (Phase I), the Carve-Out Company will continue to recognize 80% of revenue, expense and capital. For the period beginning at the end of Phase I and ending on the fourth anniversary following the end of Phase I (Phase II), the sharing ratio becomes 60% to the Carve-Out Company. Beginning at the end of Phase II until the termination of the Partnership (Phase III), 40% of revenue, expense and capital will be allocated to the Carve-Out Company.

         Pursuant to the Plan of Merger of Seaway Pipeline Company into Seaway Crude Pipeline Company and Seaway Products Pipeline Company dated July 20, 2000 ("Plan of Merger"), in a divisive merger transaction, Seaway Pipeline Company was merged into two separate legal entities, Seaway Crude Pipeline Company ("Seaway Crude") and Seaway Products Pipeline Company ("Seaway Products"). Certain assets of the Partnership, consisting primarily of the 20-inch pipeline owned by the Partnership and operated in refined products transportation service, were allocated to and vested in Seaway Products. The remaining assets of the Partnership,

ARCO PIPE LINE COMPANY'S APL BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------


         consisting primarily of the 30-inch pipeline owned by the Partnership and operated in crude oil transportation service, were allocated to and vested in Seaway Crude. The Plan of Merger also provides for the Amended and Restated Agreement of General Partnership of Seaway Crude Pipeline Company dated July 20, 2000 (the "Amended Partnership Agreement") to restate the rights and obligations of the Seaway Crude Partnership.

         The Amended Partnership Agreement restates the Original Partnership Agreement to incorporate all prior amendments, changes the name of the partnership to Seaway Crude Pipeline Company and ratifies the allocations and distributions that have occurred to date under the Original Partnership Agreement.

         The Company uses the equity method of accounting for its investment in Seaway Crude. Summarized financial information for Seaway Crude as of and for the years ended December 31, 1999 and 1998 is as follows:

                                                      1999           1998
Current assets                                    $   20,782     $   34,786
Noncurrent assets                                    286,859        268,691
Current liabilities                                   10,561          7,385
Noncurrent liabilities                                   659
Revenues                                              62,115         56,261
Net income before cumulative effect of
  accounting change                                   29,407         23,894
Net income                                            29,177         23,894

         The Carve-Out Company received distributions from this investment totaling $24,149 and $20,151 during the years ended December 31, 1999 and 1998, respectively.

         Also included in the "Investment in Seaway Crude Pipeline Company" on the Combined Balance Sheet is excess investment totaling $51,953 and $53,920, net of accumulated amortization of $7,047 and $5,080, at December 31, 1999 and 1998, respectively. Such excess investment relates to a payment made by the Carve-Out Company in excess of its proportionate share of the net assets of Seaway Crude, and is being amortized using the straight-line method over 30 years.

ARCO PIPE LINE COMPANY'S APL BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

6.       PROPERTY AND EQUIPMENT

         The components of property and equipment at December 31, 1999 and 1998 were:

                                                            1999         1998
Land                                                      $  1,641     $  1,641
Line pipe, equipment and other pipeline constructions       43,094       42,754
Office, communication and data handling equipment           13,733       13,473
Buildings                                                    2,877        2,877
Leasehold improvements                                       1,157        1,157
Vehicles                                                     2,224        2,504
Rights-of-way                                                  184          184
Construction work-in-process                                 7,365        5,114
                                                          --------     --------
                                                            72,275       69,704
Less - accumulated depreciation                             19,821       18,018
                                                          --------     --------

        Total                                             $ 52,454     $ 51,686
                                                          --------     --------

         The above assets are being depreciated over their estimated economic useful lives which range from five years for vehicles to 25 to 40 years for crude oil pipeline facilities.

7.       TAXES

         The income tax provision for the years ended December 31, 1999 and 1998 comprised the following:

                                                     1999           1998

Federal:
    Current                                       $    9,224     $   11,033
    Deferred                                           1,588            117
                                                  ----------     ----------
        Total federal                                 10,812         11,150
                                                  ----------     ----------
State:
    Current                                              677            811
    Deferred                                             118              8
                                                  ----------     ----------
        Total state                                      795            819
                                                  ----------     ----------

Total income tax provision                        $   11,607     $   11,969
                                                  ----------     ----------

ARCO PIPE LINE COMPANY'S APL BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

         The major components of the net deferred income tax liability at December 31, 1999 and 1998 were as follows:

                                                         1999            1998

Excess book basis over tax basis of investment in
  Seaway Crude Pipeline Company                       $   26,520      $   26,857
Excess book basis over tax basis of property and
  equipment                                                9,843           7,802
                                                      ----------      ----------
        Total deferred tax liabilities                    36,363          34,659
                                                      ----------      ----------
Other                                                       (664)           (666)
                                                      ----------      ----------
        Total deferred tax assets                           (664)           (666)
                                                      ----------      ----------

Net deferred income tax liability                     $   35,699      $   33,993
                                                      ==========      ==========

         A reconciliation of income tax expense with tax at the effective federal statutory rate (35%) for the years ended December 31, 1999 and 1998 is as follows:

                                                        1999                         1998
                                             -------------------------     -------------------------
                                                            PERCENT OF                    PERCENT OF
                                                              PRE-TAX                       PRE-TAX
                                                              INCOME                        INCOME
Income before income taxes                   $   31,402          100.0     $   32,395          100.0
                                             ==========     ==========     ==========     ==========

Tax at 35%                                   $   10,991           35.0     $   11,338           35.0
Increase in taxes resulting from:
    State income taxes (net of federal
      effect)                                       516            1.6            533            1.6
    Other                                           100            0.3             98            0.3
                                             ----------     ----------     ----------     ----------

Income tax provision                         $   11,607           36.9     $   11,969           36.9
                                             ==========     ==========     ==========     ==========

8.       PENSION PLANS, OTHER POSTRETIREMENT BENEFITS AND OTHER BENEFITS

         Substantially all of the Carve-Out Company's employees participate in ARCO-sponsored postretirement benefit plans that provide pension benefits, healthcare and life insurance benefits for retirees and their eligible dependents. The costs of such plans are shared by ARCO and its employees. Plan assets of funded plans and plan obligations have not been allocated to the Carve-Out Company. The Carve-Out Company's allocated share of

ARCO PIPE LINE COMPANY'S APL BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

         benefit income for the plans was $1,700 and $2,919 in 1999 and 1998, respectively.

9.       COMMITMENTS AND CONTINGENCIES

         The Carve-Out Company has commitments, including those related to the acquisition, construction and development of facilities, all made in the normal course of business.

         Based on currently available information, the Carve-Out Company believes that it is remote that future costs related to known contingent liability exposures will exceed current accruals by an amount that would have a material adverse impact on the Carve-Out Company's financial position, results of operations or cash flows.

         At December 31, 1999, the Carve-Out Company had certain noncancelable, long-term operating leases, principally for office space and facilities, with various expiration dates. Future minimum rentals under such leases aggregate $1,552 for 2000, $1,173 for 2001, $132 for 2002,
         $112 for 2003 and $399 thereafter. Rental expense for all operating leases was $2,837 and $2,795 for the years ended December 31, 1999 and 1998, respectively.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Management Committee and Partners of
Seaway Crude Pipeline Company

In our opinion, the accompanying balance sheet and the related statements of operations, of partners' equity and of cash flows present fairly, in all material respects, the financial position of Seaway Crude Pipeline Company (Seaway Crude) at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Seaway Crude's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.




PricewaterhouseCoopers LLP

Houston, Texas
September 25, 2000

SEAWAY CRUDE PIPELINE COMPANY
BALANCE SHEET
--------------------------------------------------------------------------------

(in thousands)                                       JUNE 30,        DECEMBER 31,
                                                               -------------------
                                                      2000       1999       1998
                                                   (UNAUDITED)
                                      ASSETS

Current assets:
    Cash and cash equivalents                       $  4,069   $ 12,146   $ 22,807
    Receivable from affiliates                         2,316      1,101      1,931
    Accounts receivable                                6,545      4,362      7,102
    Inventory                                            982         --         --
    Other current assets                               4,569      3,173      2,946
                                                    --------   --------   --------
        Total current assets                          18,481     20,782     34,786
Property and equipment, net                          283,316    282,857    261,351
Other assets                                           4,002      4,002      7,340
                                                    --------   --------   --------

        Total assets                                $305,799   $307,641   $303,477
                                                    ========   ========   ========

                         LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
    Accounts payable                                $  6,145   $ 10,561   $  7,385
                                                    --------   --------   --------
        Total current liabilities                      6,145     10,561      7,385
Deferred revenue                                          --        659         --
                                                    --------   --------   --------
        Total liabilities                              6,145     11,220      7,385
Partners' equity                                     299,654    296,421    296,092
                                                    --------   --------   --------

        Total liabilities and partners' equity      $305,799   $307,641   $303,477
                                                    ========   ========   ========

   The accompanying notes are an integral part of these financial statements.

SEAWAY CRUDE PIPELINE COMPANY
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

(in thousands)                                  SIX MONTHS
                                                  ENDED                YEAR ENDED
                                                 JUNE 30,             DECEMBER 31,
                                         -----------------------  -------------------
                                             2000        1999       1999       1998
                                         (UNAUDITED) (UNAUDITED)
Revenues:
    Transportation revenue                 $ 29,723    $ 32,006   $ 59,150   $ 55,518
    Gain on sale of operating oil supply         --          --      2,687         --
    Interest and other income                   554         707        278        743
                                           --------    --------   --------   --------
        Total                                30,277      32,713     62,115     56,261
                                           --------    --------   --------   --------
Costs and expenses:
    Operations and maintenance                7,198       7,172     12,245     11,945
    General and administrative                4,692       4,245      8,731      8,488
    Depreciation                              4,586       4,703      9,051      9,315
    Taxes other than income                   1,394       1,420      2,681      2,619
                                           --------    --------   --------   --------
        Total                                17,870      17,540     32,708     32,367
                                           --------    --------   --------   --------
Net income before cumulative effect of
  accounting change                          12,407      15,173     29,407     23,894
Cumulative effect of accounting change           --          --       (230)        --
                                           --------    --------   --------   --------

Net income                                 $ 12,407    $ 15,173   $ 29,177   $ 23,894
                                           ========    ========   ========   ========

   The accompanying notes are an integral part of these financial statements.

SEAWAY CRUDE PIPELINE COMPANY
STATEMENT OF PARTNERS' EQUITY
--------------------------------------------------------------------------------

(in thousands)                                             PHILLIPS
                                                ARCO         GAS         SEAGAS
                                               SEAWAY      PIPELINE     PIPELINE
                                                INC.       COMPANY      COMPANY       TOTAL

Partners' equity at December 31, 1997        $ 190,268    $  28,605    $  78,843    $ 297,716

Cash distributions to partners                 (20,045)      (1,629)      (3,844)     (25,518)
Noncash equity adjustments                        (106)          38           68           --
Net income                                      21,250          899        1,745       23,894
                                             ---------    ---------    ---------    ---------

Partners' equity at December 31, 1998          191,367       27,913       76,812      296,092

Cash distributions to partners                 (24,149)      (1,854)      (2,845)     (28,848)
Net income                                      25,195        1,351        2,631       29,177
                                             ---------    ---------    ---------    ---------

Partners' equity at December 31, 1999          192,413       27,410       76,598      296,421

Cash distributions to partners (unaudited)      (7,618)        (608)        (948)      (9,174)
Net income (unaudited)                          10,884          518        1,005       12,407
                                             ---------    ---------    ---------    ---------

Partners' equity at June 30, 2000
  (unaudited)                                $ 195,679    $  27,320    $  76,655    $ 299,654
                                             =========    =========    =========    =========

   The accompanying notes are an integral part of these financial statements.

SEAWAY CRUDE PIPELINE COMPANY
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

(in thousands)                                                SIX MONTHS
                                                                ENDED                   YEAR ENDED
                                                               JUNE 30,                DECEMBER 31,
                                                      ------------------------   ----------------------
                                                          2000         1999         1999         1998
                                                      (UNAUDITED)  (UNAUDITED)

Cash flows from operating activities:-
    Net income                                         $  12,407    $  15,173    $  29,177    $  23,894
    Adjustments to reconcile net income to cash
      provided by operating activities:
      Depreciation                                         4,586        4,703        9,051        9,315
      Gain on sale of operating oil supply                    --           --       (2,687)          --
      Cumulative effect of accounting change                  --           --          230           --
      Other assets                                            --          149          (81)           8
      Other, net                                            (659)          --          659         (548)
      Decrease (increase) in working capital:
        Receivable from affiliates                        (1,215)       1,925          830         (833)
        Accounts receivable                               (2,183)        (131)       2,740       (3,367)
        Inventory                                           (982)        (961)      (1,237)      (1,717)
        Other current assets                              (1,396)         293         (227)      (1,102)
        Accounts payable                                  (4,416)      (3,684)       3,176        4,573
                                                       ---------    ---------    ---------    ---------
           Net cash provided by operating activities       6,142       17,467       41,631       30,223
                                                       ---------    ---------    ---------    ---------
Cash flows from investing activities:
    Capital expenditures                                  (5,045)      (5,671)     (30,557)      (4,678)
    Proceeds from sale of operating oil supply                --           --        7,113           --
                                                       ---------    ---------    ---------    ---------
        Net cash used in investing activities             (5,045)      (5,671)     (23,444)      (4,678)
                                                       ---------    ---------    ---------    ---------
Net cash used in financing activities - cash
  distributions                                           (9,174)     (17,040)     (28,848)     (25,518)
                                                       ---------    ---------    ---------    ---------
Net (decrease) increase in cash and cash equivalents      (8,077)      (5,244)     (10,661)          27
Balance at beginning of year                              12,146       22,807       22,807       22,780
                                                       ---------    ---------    ---------    ---------

Balance at end of year                                 $   4,069    $  17,563    $  12,146    $  22,807
                                                       =========    =========    =========    =========

   The accompanying notes are an integral part of these financial statements.

SEAWAY CRUDE PIPELINE COMPANY
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000
(UNAUDITED) AND JUNE 30, 1999
(UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------
(IN THOUSANDS)

1.       BASIS OF ACCOUNTING

         The accompanying financial statements are the statements of Seaway Crude Pipeline Company ("Seaway Crude").

         HISTORY
         Seaway Pipeline Company ("Seaway" or the "Partnership") was a Texas general partnership among ARCO Seaway, Inc. ("ASI"), an indirect wholly-owned subsidiary of Atlantic Richfield Company ("ARCO") and wholly-owned subsidiaries of Phillips Petroleum Company ("Phillips"), Phillips Gas Pipeline Company ("PGPL") and Seagas Pipeline Company ("Seagas"). The Partnership provided crude oil and products transportation services and related terminaling, storage and other activities to Cushing, Oklahoma, from the Texas Gulf Coast. The Partnership was created effective March 13, 1995.

         Pursuant to the Agreement of General Partnership of Seaway (the Partnership Agreement), ASI contributed and transferred the beneficial interest in certain pipeline and related assets and properties with a net historical cost of approximately $132,000 in exchange for a 50% interest in the Partnership (100 Class A Units). PGPL and Seagas together contributed certain pipeline and related assets and properties with a net historical cost of approximately $114,000 to the Partnership in exchange for a 50% interest in the Partnership (100 Class B Units). PGPL and Seagas partnership interests were 17% and 33%, respectively.

         The Partnership Agreement provided for varying participation ratios throughout the life of the Partnership. ARCO incurred 80% of the total Partnership capital expenditures during the period from March 13, 1995 to May 13, 1996 and Phillips incurred 20%. From the period beginning on May 13, 1996 and ending on May 13, 2002 ("Phase I"), the sharing of revenue, expense and capital between ARCO and Phillips continued to be 80% and 20%, respectively. For the period beginning at the end of Phase I and ending on the fourth anniversary following the end of Phase I ("Phase II"), the sharing ratios would have become 60% ARCO and 40% Phillips. Beginning at the end of Phase II until the termination of the Partnership (Phase "III"), the sharing of revenue, expense and capital would be 40% ARCO and 60% Phillips.

         Pursuant to the Operating Agreement between the Partnership and ARCO Pipe Line Company ("APL") dated March 13, 1995, APL served as operator of the Pipeline System owned by the Partnership. As operator, APL provided operating, administrative, marketing, construction and other services related to the business and affairs of the Partnership.

         Pursuant to the Plan of Merger of Seaway Pipeline Company into Seaway Crude Pipeline Company and Seaway Products Pipeline Company dated July 20, 2000 ("Plan of Merger"), in a divisive

SEAWAY CRUDE PIPELINE COMPANY
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000
(UNAUDITED) AND JUNE 30, 1999
(UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

         merger transaction, Seaway Pipeline Company was merged into two separate legal entities, Seaway Crude and Seaway Products Pipeline Company ("Seaway Products"). Certain assets of the Partnership, consisting primarily of the 20-inch pipeline owned by the Partnership and operated in refined products transportation service, were allocated to and vested in Seaway Products. The remaining assets of the Partnership, consisting primarily of the 30-inch pipeline (the "Pipeline System") owned by the Partnership and operated in crude oil transportation service, were allocated to and vested in Seaway Crude. The Plan of Merger also provides for the Amended and Restated Agreement of General Partnership of Seaway Crude Pipeline Company dated July 20, 2000 (the "Amended Partnership Agreement") to restate the rights and obligations of the Seaway Crude Partnership.

         The Amended Partnership Agreement restates the Original Partnership Agreement to incorporate all prior amendments, changes the name of the partnership to Seaway Crude Pipeline Company and ratifies the allocations and distributions that have occurred to date under the Original Partnership Agreement.

         The accompanying financial statements are presented on a carve-out basis and include the historical operations applicable to Seaway Crude. The financial statements included herein have been prepared from the Partnership's historical accounting records. Net cash distributions include funds transferred between Seaway Crude and the partners for operating needs.

         The statement of operations includes all revenues and costs directly attributable to Seaway Crude including costs for certain functions and services performed by APL and directly charged or allocated to Seaway Crude based on usage.

         All of the allocations and estimates in the financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if Seaway Crude had been operated as a separate entity.

         Seaway Crude, as an owner of common carrier pipelines, is subject to regulation by the Federal Energy Regulatory Commission ("FERC"), the governmental body with jurisdiction over oil pipelines.

         RECENT EVENTS
         On April 18, 2000, BP/Amoco acquired ARCO in a merger transaction. On July 20, 2000, ARCO sold the stock of APL, including its interest in Seaway Crude, to Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P.

SEAWAY CRUDE PIPELINE COMPANY
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000
(UNAUDITED) AND JUNE 30, 1999
(UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

2.       ACCOUNTING POLICIES

         UNAUDITED INTERIM INFORMATION
         The accompanying unaudited combined financial information has been prepared by Seaway Crude in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the rules and regulations of the Securities and Exchange Commission. The unaudited information furnished reflects all adjustments, all of which were of a normal recurring nature, which are, in the opinion of Seaway Crude, necessary for a fair presentation of the results for the interim periods presented. Operating results for the six-month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

         REVENUE RECOGNITION
         Revenue from pipeline transportation of crude oil is recognized upon delivery of the crude oil from the Pipeline System.

         CASH AND CASH EQUIVALENTS
         Cash and cash equivalents consist of all cash balances and highly liquid investments which have an original maturity of three months or less. Cash equivalents are stated at cost, which approximates market value. Pursuant to the Plan of Merger, cash totaling $5,000 was allocated to Seaway Products. All other cash was allocated to Seaway Crude.

         ACCOUNTS RECEIVABLE
         Seaway Crude's customers consist of companies in the petroleum industry. Seaway Crude performs ongoing credit evaluations of its customers and generally does not require material collateral. At
         June 30, 2000, December 31, 1999 and 1998, the balance in the allowance for doubtful accounts was $0.

         OIL MOVEMENTS
         Adjustments for overages and shortages of crude oil are charged to income or expense at the time of the overage or shortage using a flat rate per barrel cost which approximates the average market value of crude contained within the Pipeline System.

         INVENTORIES
         Inventories of materials and supplies are carried at the lower of cost or current market value. Cost is determined using the weighted-average method. Inventories of materials and supplies are included in other current assets on the balance sheet.

         Inventories of crude oil are carried at the lower of cost or current market value and determined under the first-in, first-out method.

         Operating oil supply is carried at historical cost and assessed for impairment on a permanent basis. Operating oil supply, which totaled $4,002, $4,002 and $7,191 at June 30, 2000, December 31, 1999 and 1998,
         respectively, is included in other assets on the balance sheet.

         PROPERTY AND EQUIPMENT
         Property and equipment contributed by the partners is valued at net historical cost at the time of contribution. Additions and improvements that expand the productive capacity or extend the useful life of the assets are capitalized. Expenditures for maintenance and repairs are expensed as incurred. Property and equipment consists primarily of crude oil pipeline facilities

SEAWAY CRUDE PIPELINE COMPANY
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

         which include the cost of land, rights-of-way, pipe, pump stations, equipment, material, labor and overhead.

         When FERC-regulated property and equipment is retired due to abandonment or replacement, the original cost, plus the cost of retirement, less salvage, is charged to accumulated depreciation. No gain or loss is recognized unless an entire operating unit, as defined by the FERC, has been retired. When nonregulated properties are retired due to abandonment or replacement, the original cost, plus retirement cost, less accumulated depreciation and salvage, is charged as a gain or loss in income.

         Depreciation is calculated for FERC-regulated assets using the composite method which generally results in assets being depreciated over their estimated economic useful lives. Assets with similar economic characteristics are grouped. The depreciation rate specifically approved by the FERC is applied to the gross investment for the group until net book value of the group is equal to salvage value. For non-FERC-regulated assets, depreciation is calculated using the straight-line method over the estimated economic useful lives of the assets.

         IMPAIRMENT OF LONG-LIVED ASSETS
         Seaway Crude accounts for impairment of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires recognition of impairment losses on long-lived assets in the event facts and circumstances indicate that the carrying amount of such assets may not be recoverable and an estimate of undiscounted future cash flows is less than the carrying amount of such assets. Impairment is recorded as the difference between the fair market value and the carrying value of the assets.

         INCOME TAXES
         In accordance with the provisions of the Internal Revenue Code, Seaway Crude is not subject to federal income tax. Each partner includes its share of Seaway Crude's income or loss in its own federal and state income tax returns. Accordingly, no recognition has been given to income taxes in the accompanying financial statements.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         Seaway Crude's financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The carrying amounts of these items approximate fair value due to the highly liquid nature of these short-term instruments.

SEAWAY CRUDE PIPELINE COMPANY
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

         ESTIMATES, RISKS AND UNCERTAINTIES
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

         Realization of Seaway Crude's assets is subject to various risks including, but not limited to, the accumulation and maintenance of adequate shipper linefill and throughput.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT
         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value will be recorded each period in either current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and if so, the type of hedge transaction. SFAS 133, as amended by SFAS 137 and SFAS 138, is effective for fiscal years beginning after June 15, 2000. Management does not believe that adoption of SFAS 133 will have a significant effect on Seaway Crude's financial position, results of operations or cash flows.

3.       CUMULATIVE EFFECT OF ACCOUNTING CHANGE

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred. In addition, it requires that any such costs that exist on the balance sheet be expensed upon adoption of the pronouncement. Seaway Crude adopted the pronouncement effective January 1, 1999, and reported a charge of $230 as a cumulative effect of an accounting change.

SEAWAY CRUDE PIPELINE COMPANY
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000
(UNAUDITED) AND JUNE 30, 1999
(UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

4.       OTHER CURRENT ASSETS

         Other current assets at December 31, 1999 and 1998 consisted of the following:

                                                           1999       1998

Advances to operators                                   $  2,042   $  2,421
Materials and supplies inventory                             127        127
Other                                                      1,004        398
                                                        --------   --------

        Total                                           $  3,173   $  2,946
                                                        --------   --------

5.       PROPERTY AND EQUIPMENT

         The components of property and equipment at December 31, 1999 and 1998 were:

                                                           1999       1998

Land                                                    $  3,120   $  3,120
Rights-of-way                                             12,604     12,604
Buildings                                                  2,992      3,582
Office, communication and data handling equipment            711        707
Vehicles                                                   2,257      2,343
Line pipe, equipment and other pipeline constructions    256,578    255,602
Construction work-in-process                              36,380      6,365
                                                        --------   --------
                                                         314,642    284,323
Less - accumulated depreciation                           31,785     22,972
                                                        --------   --------
        Total                                           $282,857   $261,351
                                                        ========   ========

         The above assets are being depreciated over their estimated economic useful lives which range from five years for vehicles to 25 to 40 years for crude oil pipeline facilities.

6.       RELATED PARTY TRANSACTIONS

         Seaway Crude engages in certain transactions with the partners and their affiliates, including operating, administrative, marketing, construction and various other services which are reflected in operating expenses in the accompanying statement of operations. Partners and their affiliates can be shippers which utilize the pipelines and pay posted tariffs or negotiate

SEAWAY CRUDE PIPELINE COMPANY
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
AND 1999 (UNAUDITED) AND YEARS ENDED
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

         separate contracts for leased capacity. Tariff revenues totaling approximately $4,675 and $8,643 were earned from the partners and their affiliates during the years ended December 31, 1999 and 1998, respectively. Seaway Crude has no employees; all functions are performed by APL on behalf of Seaway Crude. In accordance with the terms of the Operating Agreement, APL, as operator, was reimbursed for costs and expenses allocated to and incurred on behalf of Seaway Crude in amounts aggregating approximately $15,768 and $15,652 in 1999 and 1998, respectively. All such transactions are settled on a monthly basis.

         The costs of services have been directly charged to, or allocated between, Seaway Crude and Seaway Products using methods which management believes are reasonable. These methods included dedicated asset assignment and proportionate corporate formulas using assets, revenues and employees. Such charges and allocations are not necessarily indicative of amounts that would have been incurred had Seaway Crude operated as a separate entity.

7.       COMMITMENTS AND CONTINGENCIES

         As of December 31, 1999 and 1998, Seaway Crude was obligated under a term lease contract to provide crude oil pipeline capacity to a customer. The terms of the contract require the customer to pay an annual reservation fee for leased capacity. As of December 31, 1999 and 1998, deferred revenue relating to the unamortized annual reservation fee was $659 and $0, respectively.

         Based on currently available information, Seaway Crude believes that it is remote that future costs related to known contingent liability exposures will exceed current accruals by an amount that would have a material adverse impact on Seaway Crude's financial position, results of its operations or its cash flows.

                              TEPPCO PARTNERS, L.P.
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (b) Pro Forma Financial Information:

      The following tables set forth summary unaudited pro forma condensed combined financial statements which are presented to give effect to the purchase. The information was prepared based on the following assumptions:

      o The purchase will be accounted for pursuant to the purchase method of accounting in accordance with generally accepted accounting principles.

      o The statements of income assume that the purchase was consummated on January 1, 1999. The balance sheet assumes that the purchase was consummated on June 30, 2000.

      o The expected cost savings through the consolidation of the corporate headquarters of the two entities, the elimination of duplicate staffs and expenses, and improved operating efficiencies are excluded from the pro forma combined financial statements. A significant portion of the expected annual savings is expected to be realized in the year ending December 31, 2001 and substantially all of the amount is expected to be realized in the year ending December 31, 2002.

      o See Item 2 above and the Partnership's Form 10-Q for the quarter ended June 30, 2000 for a description of the new credit agreements entered into in conjunction with the acquisition.


      The unaudited pro forma condensed combined financial statements are presented for illustration purposes only and are not necessarily indicative of the results of operations or the financial position which would have occurred had the merger been consummated on the dates indicated above, nor are they necessarily indicative of future results of operations or financial position. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of TEPPCO Partners, L.P. (the "Partnership"), as on file with the Securities and Exchange Commission, and the historical combined financial statements of ARCO Pipe Line Company's APL Business ("APL Business") and Seaway Crude Pipeline Company, included in this document. Certain reclassifications have been made to the APL Business' historical financial statements to reflect the Partnership's presentation of financial information.

                              TEPPCO PARTNERS, L.P.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 2000
                                 (IN THOUSANDS)

                                                                              Historical                      Pro Forma
                                                                       ------------------------      ---------------------------
                                                                          TEPPCO        APL
                                                                       Partners, LP   Business        Adjustments      Combined
                                                                       ------------ -----------      --------------   ----------
ASSETS
Current assets                                                            290,609        7,680           (2,512)(e)      295,777
Property, plant and equipment - net                                       744,437       51,582           43,670 (a)      839,689
Investments                                                                 6,227           --                             6,227
Investment in Seaway Crude Pipeline Company                                    --      246,656          (21,131)(a)      225,525
Intangible asset                                                           33,969           --            3,853 (a)       37,822
Other assets                                                               18,657           --            7,074 (b)       25,731
                                                                       ----------   ----------       ----------       ----------
     Total assets                                                       1,093,899      305,918           30,954        1,430,771
                                                                       ==========   ==========       ==========       ==========


LIABILITIES AND PARTNERS' CAPITAL
Current liabilities                                                       276,066       21,989            4,140 (c)      287,364
                                                                                                        (14,581)(d)
                                                                                                           (250)(e)
Senior Notes                                                              389,768           --                           389,768
Other long term debt                                                       86,000           --          325,574 (b)      411,574
Deferred income taxes                                                          --       36,398          (36,398)(d)           --
Other liabilities and deferred credits                                      3,581          250             (250)(e)        3,581
Minority interest                                                           3,425           --                             3,425
Redeemable Class B Units held by related party                            105,754           --                           105,754
Partners' capital
   General partners' interest                                               1,122           --                             1,122
   Limited partners' interest                                             228,183           --                           228,183
   Owner's net investment                                                      --      247,281         (247,281)(f)           --
                                                                       ----------   ----------       ----------       ----------
     Total partners' capital                                              229,305      247,281         (247,281)         229,305
                                                                       ----------   ----------       ----------       ----------
     Total liabilities and partners' capital                            1,093,899      305,918           30,954        1,430,771
                                                                       ==========   ==========       ==========       ==========


     See accompanying notes to unaudited pro forma condensed combined financial statements.

                              TEPPCO PARTNERS, L.P.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                    Historical                        Pro Forma
                                                           --------------------------      -----------------------------
                                                              TEPPCO          APL
                                                           Partners, LP     Business         Adjustments      Combined
                                                           ------------   -----------      ---------------  ------------
Operating revenues:
  Sales of crude oil and petroleum products                $ 1,692,767    $        --                       $ 1,692,767
  Transportation - Refined products                            123,004             --                           123,004
  Transportation - LPGs                                         67,701             --                            67,701
  Transportation - Crude oil and NGLs                           11,846         22,527                            34,373
  Mont Belvieu operations                                       12,849             --                            12,849
  Pipeline services                                                 --         10,656                            10,656
  Equity in earnings of Seaway Crude Pipeline Co.                   --         25,195           (1,492)(g)       23,703
  Other                                                         26,716            803                            27,519
                                                           -----------    -----------      -----------      -----------
    Total operating revenues                                 1,934,883         59,181           (1,492)       1,992,572
                                                           -----------    -----------      -----------      -----------

Costs and expenses:
  Purchases of crude oil and petrol. products                1,666,042             --                         1,666,042
  Operating, general and administrative                         94,340         22,689            3,825 (l)      120,854
  Operating fuel and power                                      31,265             --                            31,265
  Depreciation and amortization                                 32,656          4,155              193 (g)       35,630
                                                                                                 2,781 (g)
                                                                                                (1,967)(h)
                                                                                                (2,188)(h)
  Taxes - other than income taxes                               10,490             --                            10,490
  Other                                                             --            935                               935
                                                           -----------    -----------      -----------      -----------
    Total costs and expenses                                 1,834,793         27,779            2,644        1,865,216
                                                           -----------    -----------      -----------      -----------

    Operating income                                           100,090         31,402           (4,136)         127,356

Interest expense                                               (31,563)            --          (27,132)(i)      (61,479)
                                                                                                (2,784)(i)
Interest capitalized                                             2,133             --                             2,133
Other income - net                                               2,196             --                             2,196
                                                           -----------    -----------      -----------      -----------

    Income before minority interest and
      income tax provision                                      72,856         31,402          (34,052)          70,206

Minority interest                                                 (736)            --               27 (j)         (709)

Income tax provision                                                --         11,607          (11,607)(k)           --
                                                           -----------    -----------      -----------      -----------

    Net income                                             $    72,120    $    19,795       $  (22,418)     $    69,497
                                                           ===========    ===========       ==========      ===========

Net Income Allocation:
  Limited Partner Unitholders                                   55,349                                           53,336
  Class B Unitholder                                             7,475                                            7,203
  General Partner                                                9,296                                            8,958
                                                           -----------                                      -----------
    Total net income allocated                                  72,120                                           69,497
                                                           ===========                                      ===========

Basic and diluted net income per Limited
  Partner and Class B Unit                                 $      1.91                                      $      1.84
                                                           ===========                                      ===========
Weighted average Limited Partner
 and Class B Units Outstanding:                                 32,917                                           32,917
                                                           ===========                                      ===========

     See accompanying notes to unaudited pro forma condensed combined financial statements.

                              TEPPCO PARTNERS, L.P.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 2000
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                   Historical                        Pro Forma
                                                          ----------------------------     ----------------------------
                                                             TEPPCO           APL
                                                          Partners, LP      Business         Adjustments     Combined
                                                          ------------     -----------     --------------- ------------
Operating revenues:
  Sales of crude oil and petroleum products                $ 1,372,428     $        --                     $ 1,372,428
  Transportation - Refined products                             60,715              --                          60,715
  Transportation - LPGs                                         33,484              --                          33,484
  Transportation - Crude oil and NGLs                            7,902           9,407                          17,309
  Mont Belvieu operations                                        7,354              --                           7,354
  Pipeline services                                                 --           5,148                           5,148
  Equity in earnings of Seaway Crude Pipeline Co.                   --          10,884            (746)(g)      10,138
  Other                                                         16,513             168                          16,681
                                                           -----------     -----------       ---------     -----------
    Total operating revenues                                 1,498,396          25,607            (746)      1,523,257
                                                           -----------     -----------       ---------     -----------

Costs and expenses:
  Purchases of crude oil and petrol. products                1,360,304              --                       1,360,304
  Operating, general and administrative                         49,568           8,372           1,863 (l)      59,803
  Operating fuel and power                                      15,839              --                          15,839
  Depreciation and amortization                                 16,586           2,057              96 (g)      18,073
                                                                                                 1,391 (g)
                                                                                                  (983)(h)
                                                                                                (1,074)(h)
  Taxes - other than income taxes                                5,181              --                           5,181
  Other                                                             --             575                             575
                                                           -----------     -----------       ---------     -----------
    Total costs and expenses                                 1,447,478          11,004           1,293       1,459,775
                                                           -----------     -----------       ---------     -----------

    Operating income                                            50,918          14,603          (2,039)         63,482

Interest expense                                               (16,982)             --         (13,566)(i)     (31,940)
                                                                                                (1,392)(i)
Interest capitalized                                             2,265              --                           2,265
Other income - net                                               1,632              --                           1,632
                                                           -----------     -----------       ---------     -----------

    Income before minority interest and
      income tax provision                                      37,833          14,603         (16,997)         35,439

Minority interest                                                 (382)             --              24 (j)        (358)

Income tax provision                                                --           5,379          (5,379)(k)          --
                                                           -----------     -----------       ---------     -----------

    Net income                                             $    37,451     $     9,224       $ (11,594)    $    35,081
                                                           ===========     ===========       =========     ===========

Net Income Allocation:
Limited Partner Unitholders                                     27,496                                          25,756
Class B Unitholder                                               3,714                                           3,479
General Partner                                                  6,241                                           5,846
                                                           -----------                                     -----------
    Total net income allocated                             $    37,451                                     $    35,081
                                                           ===========                                     ===========

Basic and diluted net income per Limited Partner
 and Class B Unit:                                         $      0.95                                     $      0.89
                                                           ===========                                     ===========
Weighted average Limited Partner
 and Class B Units Outstanding:                                 32,917                                          32,917
                                                           ===========                                     ===========

     See accompanying notes to unaudited pro forma condensed combined financial statements.

                              TEPPCO PARTNERS, L.P.

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

      The acquisition will be accounted for using the purchase method of accounting with the Partnership acquiring the APL Business. Under this method of accounting, the Partnership will record the assets and liabilities of the APL Business at fair market value as of the date of closing, with any excess purchase price reflected as goodwill.

      The following notes set forth the explanations and assumptions used in the preparation of the unaudited pro forma condensed combined financial statements. The pro forma adjustments are based on the best estimate of the Company's management using information currently available. The Partnership is in the process of completing the final purchase price allocation, and consequently it is likely that the final purchase price allocation will be different from the pro forma purchase price allocation included herein. However, the Partnership does not anticipate that the difference will be material to the pro forma financial position and results of operations included herein.

      The preliminary pro forma allocation of the purchase price paid and the financing of the acquisition are summarized as follows (in thousands):

Estimated purchase price paid:

    Proceeds of bank debt issued for purchase price                                       $ 318,500
    Estimated acquisition costs                                                               4,140
                                                                                          ---------
                                                                                            322,640
                                                                                          ---------
    Working capital, net                                                                     (1,990)
    Property, plant and equipment                                                            95,252
    Investment in Seaway Crude Pipeline Company                                             225,525
                                                                                          ---------
         Total allocation                                                                   318,787
                                                                                          =========

Goodwill (excess purchase price over allocation to identifiable assets and liabilities)   $   3,853
                                                                                          =========

         The following adjustments were made to the unaudited pro forma condensed combined balance sheet pursuant to the purchase method of accounting:

         (a) To adjust the historical APL Business asset balances to fair value and to record the excess purchase price as goodwill, in accordance with the purchase method of accounting.

         (b) To reflect the issuance of debt, and the related debt issuance costs, for the financing of the cash portion of the purchase price.

         (c) To record the liabilities associated with the acquisition costs, consisting primarily of financial advisory, accounting, and legal fees.

         (d) To eliminate the historical APL Business income tax payable because the Partnership is not assuming this liability and deferred income taxes as the Partnership is not a taxable entity.

         (e) To eliminate the historical APL Business crude oil inventory assets and accrued environmental contingencies, as the Partnership is not assuming these assets and liabilities.

         (f) To eliminate the historical APL Business net investment account.

         The following adjustments were made to the unaudited pro forma condensed combined statements of income pursuant to the purchase method of accounting:

         (g) To record pro forma depreciation and amortization expense on the preliminary purchase price allocation to depreciable and amortizable assets. Goodwill and excess cost for Seaway Crude Pipeline over the underlying equity in net assets are assumed to be amortized over a period of 20 years and property, plant and equipment over estimated remaining lives ranging from five years to 40 years.

         (h) To reverse the historical amortization expense resulting from APL Business' excess investment in Seaway Crude Pipeline and the historical depreciation expense of the APL Business.

         (i) To reflect the increase in interest expense resulting from the issuance of debt for the cash portion of the purchase price and the related estimated debt issuance costs. The interest rate on the term loan is assumed to be 8.42% and the interest rate on the revolving credit facility is assumed to be 8.32%. Debt issue costs of approximately $7.1 million are assumed to be amortized over the life of the credit facilities. Assuming market interest rates change by 1/8 percent, the potential annual change in interest expense is approximately $0.4 million.

         (j) To record the effect of the pro forma statement of income adjustments on minority interest expense.

         (k) To eliminate the APL Business income tax provision as the Partnership is not a taxable entity.

         (l) To reverse the historical APL Business benefits income and record estimated benefits expense for the APL Business employees assuming participation in the Partnership's benefit plans.